Exhibit 99.50

Notice to U.S. Investors

This business combination is made for the securities of a foreign company.  The business combination is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in the business combination, such as in open market or privately negotiated purchases.

Extraordinary General Shareholders’ Meeting 04 - 09 - 2019 ATTENDANCE - PROXY - REMOTE VOTING CARD The Board of Directors of Mediaset España Comunicación, S.A. (the “Company” or “Mediaset España”), has resolved to call an Extraordinary General Shareholders’ Meeting which will be held at the registered office of the Company, Carretera de Fuencarral a Alcobendas, nº4, Madrid, on 4 September 2019 at 12:00 hours, on a single call (the “Extraordinary General Meeting”). ATTENDANCE RIGHT Shareholders holding any number of shares, registered under their name in the relevant book-entry system at least five (5) days prior to the date of the Extraordinary General Meeting, have the right to attend. In order to attend the Extraordinary General Meeting, this Card must be signed in the space indicated below and presented on the day of the Extraordinary General Meeting at the place where it is to be held. Signature of the shareholder attending: In ..................., on ....... ...................... 2019 Shareholder’s number: Number of shares:

Extraordinary General Shareholders’ Meeting 04 - 09 - 2019 PROXY Extraordinary General Shareholders’ Meeting of September 2019 Shareholders who wish to appoint a proxy The shareholder to whom this Card has been issued appoints the following as a proxy to represent the shareholder in this Extraordinary General Meeting: (Tick only one of the following boxes and, if applicable, name the proxy. In order for this to be valid, the delegating shareholder must sign in the place designated for that purpose). 1. The Chairman of the Extraordinary General Meeting 2.Mr / Ms............................................................................................... The proxy shall be deemed granted to the Chairman of the Extraordinary General Meeting if a name is not listed in (2). To give your voting instructions, tick the appropriate box in the table below. If any of these boxes is incomplete, voting instructions will be understood to have been given in favour of the proposals made by the Board of Directors. Voting instructions for the proposals of the Board of Directors The proxy also extends to proposed resolutions that have not been included in the Agenda. In such case and by not ticking any of those boxes, it is understood that the proxy abstains from voting. Otherwise, please tick the corresponding box: In favour Against Blank vote If the proxy has a conflict of interest in relation to any of the proposed resolutions, whether included on the Agenda or not, and the shareholder who is being represented has not given precise voting instructions, the proxy shall be understood to be granted to the Secretary of the Extraordinary General Meeting, who shall vote in favour of the Board of Director’s proposed resolutions and shall abstain from voting on items not included in the Agenda. Shareholder’s signature In ....................., on .............................2019 Proxy’s signature In ....................., on .............................2019 Agenda Items 1.2 2.2 3 4 In favour Against Abstention Blank vote

Extraordinary General Shareholders’ Meeting 04 - 09 - 2019 REMOTE VOTING Extraordinary General Shareholders’ Meeting of September 2019 Any shareholder to whom this Card has been issued and who wishes to vote remotely on the items contained in the attached Agenda by post, prior to the holding of the Extraordinary General Meeting, must mark with a cross the corresponding box with his/her/its vote or abstention. For those proposed resolutions not made by the Board of Directors or for issues not included in the Agenda attached hereto, and unless otherwise expressly indicated below, it will be understood that the relevant shareholder abstains from voting. Otherwise one of the corresponding boxes should be marked: In favour Against Blank vote In any case, in addition to the provisions of the law, the articles of association, and the General Shareholders' Meeting Regulations, the rules of the call notice and on the Company’s website (http://www.telecinco.es/inversores/es/) must be complied with. Shareholders voting remotely by post or by electronic means shall be deemed to be present for the purposes of calculating the quorum required for the Extraordinary General Meeting. Vote for the proposals of the Board of Directors Shareholder’s number: Number of shares: Signature of the shareholder casting his/her vote remotely In ..................., on ....... ...................... 2019 Agenda Items 1.2 2.2 3 4 In favour Against Abstention Blank vote

Extraordinary General Shareholders’ Meeting 04 - 09 - 2019 VOTING AND DELEGATION THROUGH REMOTE COMMUNICATION. Shareholders with the right to vote may vote or appoint their proxy by post or by electronic means (for more information see the web page http://www.telecinco.es/inversores/es/), by accessing the area for the Extraordinary General Shareholders' Meeting 2019, in the section “Proxy and Remote Voting”, following the procedure established therein. SHAREHOLDERS WHO WISH TO APPOINT THEIR PROXY PRIOR TO THE HOLDING OF THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING BY MEANS OF POSTAL MAIL A shareholder who does not intend to attend the Extraordinary General Meeting may grant their proxy to a third party by sending the Card by post. In order to do so, the relevant shareholder must complete and sign the proxy form that appears on the front page of this Card for that purpose. The proxy should also sign such delegation. If the proxy is granted to the Chairman or to the Secretary of the Board of Directors or of the Extraordinary General Meeting, the shareholder must send the relevant Card duly completed and signed to the Company’s registered office. If the proxy is granted to a third party, a photocopy of the relevant Card duly completed and signed must be sent to the Company’s registered office. In any case, in addition to the provisions envisaged in the Law, the articles of association and the General Shareholders’ Meeting Regulations, the rules in thecallnotice and on the Company’swebsite (http://www.telecinco.es/inversores/es/) must be complied with. SHAREHOLDERS WHO WISH TO VOTE REMOTELY BY POST PRIOR TO THE HOLDING OF THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING. Shareholders who do not intend to attend the Extraordinary General Meeting and who do not wish to appoint a proxy may vote remotely by sending the Card by post. In order to do so, the relevant shareholder must complete and sign the remote voting section that appears for that purpose on the front page of this Card. Once completed and signed, the Card must be sent to the Company’s registered office. In any case, in addition to the provisions envisaged in the Law, the articles of association and the General Shareholders’ Meeting Regulations, the rules in thecallnotice andonthe Company’swebsite (http://www.telecinco.es/inversores/es/) must be complied with. PROXIES AND REMOTE VOTING PRIOR TO THE HOLDING OF THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING BY ELECTRONIC MEANS. Shareholders may also vote or appoint a proxy prior to the holding of the Extraordinary General Meeting by electronic means in accordance with the rules set out in the call notice, the articles of association, and the General Shareholder’s Meeting Regulations. In doing so they must comply with the rules included in the call notice and on the Company’s website (http://www.telecinco.es/inversores/es/).

Extraordinary General Shareholders’ Meeting 04 - 09 - 2019 AGENDA First.-Approval of the segregation of all assets and liabilities of the Company and their transfer to its subsidiary Grupo Audiovisual Mediaset España Comunicación, S.A.U. (“GA Mediaset”), in accordance with the segregation plan drawn up and executed on 7 June 2019 by the members of the boards of directors of the Company and GA Mediaset (the “Segregation”). 1.1. Acknowledgement of the information regarding substantial modifications to the assets and liabilities of the companies taking part in the Segregation between the date of the Segregation plan and the holding of the Extraordinary General Meeting. Approval of the Segregation in the terms established in the Segregation plan. Acknowledgement of the share capital increase of GA Mediaset. 1.2. 1.3. Second.-Approval of the tripartite cross-border merger by absorption of the Company, and Mediaset S.p.A. (“Mediaset”) with and into Mediaset Investment N.V. (“Mediaset Investment”) under the common merger plan drawn up and signed on 7 June 2019 by the members of the boards of directors of the merging companies (the “Merger”). 2.1. Acknowledgement of the information on substantial modifications to the assets and liabilities of the merging companies in the period comprised between the date of the common Merger plan and the holding of the Extraordinary General Meeting. Approval of the Merger in the terms set out in the common Merger plan. Acknowledgement of the share capital increase of Mediaset Investment. 2.2. 2.3. Third.-Authorising the Board of Directors to acquire treasury shares of the Company in the terms provided by law with the express power to apply them to remuneration programmes and/or to otherwise dispose of them, revoking, with regard to the amount unused, the authorisation approved by the General Meeting on 13 April 2016. Fourth.-Delegation of powers.